Exhibit 23-b



                               CONSENT OF COUNSEL

     We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this registration statement on Form S-8 filed by Bexil Corporation in respect of the Bexil Corporation 2004 Incentive Compensation Plan.


                                                  CHADBOURNE & PARKE LLP



30 Rockefeller Plaza
New York, New York 10112
March 26, 2004